SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2014

WeedHire International, Inc.
(Exact Name of Registrant as Specified in Charter)

Not applicable.
(Former name or former address, if changed since last report)

Delaware	000-54540	22-3767312
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 766-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

Pursuant to a solicitation of written consents of stockholders by WeedHire International, Inc., formerly AnythingIT, Inc. (the “Company”) mailed to stockholders on October 20, 2014 which provided for written consents to be received no later than November 20, 2014, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board of Directors”), approved the following proposals. Each proposal received the following votes:

Amendment and restatement of our certificate of incorporation, as amended, to change our corporate name from AnythingIT Inc. to WeedHire International, Inc.,

For	Against	Abstain	Broker Non-Votes
44,085,403	510,000	14,667	0

Amendment and restatement of our certificate of incorporation, as amended, to increase our authorized capital stock from 3,000,000,000 to 3,020,000,000 shares, of which 3,000,000,000 will be common stock and 20,000,000 will be preferred stock,

For	Against	Abstain	Broker Non-Votes
44,035,403	550,000	24,667	0

Amendment and restatement of our certificate of incorporation, as amended, to provide a right of indemnification; and

For	Against	Abstain	Broker Non-Votes
43,943,679	538,000	128,391	0

Amendment and restatement of our certificate of incorporation, as amended, to adopt such other articles as set forth in Appendices A-1 and A-2 to the Consent Solicitation Statement accompanying this notice.

For	Against	Abstain	Broker Non-Votes
44,026,903	548,000	35,167	0

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1
Amended and Restated Articles of Incorporation as filed with the Secretary of State of Delaware on November 3, 2014 (Incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed with the SEC on November 11, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WeedHire International, Inc.

Date: November 21, 2014	By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer